                                                                       30-Jan-97


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                                   PROXY STATEMENT

           PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the Appropriate Box:
[  ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12

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                                BASE TEN SYSTEMS, INC.
                   (Name of Registrant as Specified in its Charter)
                                         and
                       (Name of Person Filing Proxy Statement)

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Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
[  ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)
[  ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:  N/A
     Form or Registration No.:
     Filing Party:
     Date Filed:

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

                                                                       30-Jan-97

BASE TEN SYSTEMS, INC.
One Electronics Drive
P.O. Box 3151
Trenton, New Jersey 08619



     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

The Annual Meeting of Shareholders of Base Ten Systems, Inc. will be held at the Four Seasons Hotel, 57 East 57th Street, New York City, New York 10022 on March 20, 1997 at 4:00 p.m. for the following purposes:

(1) The election by the holders of Class B Common Stock of three directors to the Board of Directors, of which two directors are to be elected for a three year term and one director is to be elected for a one year term.

(2) The election by the holders of Class A Common Stock of one director for a two year term.

(3) Approval of the Adoption of Amendments to the Company's Discretionary Deferred Compensation Plan.

(4) To act upon any other business as may properly come before the meeting.

Shareholders at the close of business on January 31, 1997 will be entitled to vote at the meeting or any adjournment thereof.


By Order of the Board of Directors,



EDWARD J. KLINSPORT
Executive Vice President and Secretary


February 7, 1997



                               YOUR VOTE IS IMPORTANT,
                        REGARDLESS OF HOW MANY SHARES YOU OWN.

                   TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY
                           IN THE ENCLOSED RETURN ENVELOPE.

                                                                       30-Jan-97

                                BASE TEN SYSTEMS, INC.
                                   PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Base Ten Systems, Inc. ("Base Ten" or the "Company"), to be voted at the Company's Annual Meeting of Shareholders on March 20, 1997. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about February 7, 1997. Upon request, additional copies of the proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names.

There are three matters to be considered at the meeting. The first matter is the election of three directors of the Company by the holders of Class B Common Stock, the second matter is the election of one director by the holders of Class A Common Stock and the third matter is the approval of amendments to the Company's Discretionary Deferred Compensation Plan.


Shareholders of record as of the close of business on January 31, 1997 are entitled to notice of and to vote at the meeting. As of that date, 7,365,317 shares of the Company's Class A Common Stock and 445,121 shares of its Class B Common Stock were issued and outstanding. The holders of Class A Common Stock are entitled to elect 25% of Base Ten's directors (rounded to the next highest whole number), and the holders of Class B Common Stock are entitled to elect the remaining directors. Each share of Class A Common Stock is entitled to one vote in the election of Class A directors and one-tenth of a vote on any other matter properly presented at the meeting other than the election of directors. Each share of Class B Common Stock is entitled to one vote in the election of the Class B directors and all other matters other than the election of Class A directors. Cumulative voting is not allowed in the election of directors or for any other purpose. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting, and a majority of the outstanding shares of Class B Common Stock and Class A Common Stock, represented in person or by proxy, will constitute a quorum for the election of the three directors and the election of one director, respectively. To be elected, nominees must receive a plurality of the votes cast, in person or by proxy, by shareholders entitled to vote on such matter.

At the 1996 Annual Meeting of Shareholders, James A. Eby did not stand for reelection as a Class A director and the Board was reduced in number from seven to six. In May 1996, Donald M. Daniels, a director with a term expiring in 1998, resigned from the Board and the Board appointed Bruce D. Cowen as a successor director and Vice Chairman of the Board. In accordance with the New Jersey Business Corporation Act, a successor director's term expires as of the immediately following Annual Meeting of Shareholders and as a result Mr. Cowen has been nominated for election as a director at this Annual Meeting.

Pursuant to the Company's Restated Certificate of Incorporation, the Board is divided into three classes, to be as nearly equal in number as possible, with each class to have a three year term. Consistent with such classified Board and consistent with the right of the holders of the Class A Common Stock to elect 25% of the entire Board (rounded to the next highest number), the Board has nominated Edward J. Klinsport and Alexander M. Adelson, whose terms are expiring at this Annual Meeting, to three year terms as Class B directors, and Mr. Poole, whose term is also expiring at this Annual Meeting, to a one year term as a Class B director. Mr. Cowen, who was appointed to the Board in May 1996, has been nominated as a Class A director for a two year term.

All properly executed proxies received prior to the meeting will be voted in accordance with the instructions marked on the proxy cards. If no instructions are provided, shares of Class B Common Stock will be voted "for" election of the three Class B nominees to the Board and shares of Class A Common Stock will be voted "for" election of the one Class A nominee to the Board. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. A shareholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company before it is voted, by executing a proxy bearing a later date and delivering it to the Secretary of the Company prior to the earlier proxy being voted, or by attending the meeting and voting in person.

                                                                       30-Jan-97

Shares which abstain from voting on a matter and shares for which votes are withheld on a matter are considered shares entitled to vote on such matters and are included for purposes of determining whether a quorum is present at the meeting, but are not counted as votes cast "for" or "against" such matter.

The cost of soliciting of proxies will be borne by the Company.   Base Ten
expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telecopier.

                                     PROPOSAL ONE
                            ELECTION OF CLASS B DIRECTORS

NOMINEES FOR CLASS B DIRECTORS. The following persons have been nominated to serve as Class B directors.

Mr. Klinsport has been the Chief Financial Officer of the Company since 1978. He became President of the Company's Government Technology Division in 1994 and has served as Executive Vice President of the Company since 1992. He was elected a director of the Company in 1985.

Mr. Adelson has served as a director of Base Ten since 1992. Since 1974 he has been the Chief Executive Officer of RTS Research Labs Inc., a consulting company concentrating in high technology fields. From 1977 to 1989 Mr. Adelson was Chief Technical Consultant with Symbol Technologies, Inc. Since 1992 Mr. Adelson has been providing consulting services to Base Ten under a consulting agreement with the Company. See "Directors' Compensation."

Mr. Poole has served as a director of Base Ten since 1994. Since 1960, he has held executive positions with Johnson & Johnson, including Vice President of Ortho Diagnostics, Inc. from 1975 through 1982 and International Vice President of Johnson & Johnson Pharmaceutica in Belgium for the last ten years, where he was responsible for the Janssen Companies in various countries. Mr. Poole, now retired, is a member of the California Bar.

If any one of the Class B nominees becomes unavailable for election, proxies will be voted for a substitute nominee selected by the Board. The Company has no reason to believe that any of the Class B nominees will be unavailable for election.

THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS B COMMON STOCK VOTE FOR THE REELECTION OF MESSRS. KLINSPORT, ADELSON AND POOLE TO THE BOARD.

                                     PROPOSAL TWO
                             ELECTION OF CLASS A DIRECTOR

NOMINEE FOR CLASS A DIRECTOR. Bruce D. Cowen has been nominated to serve as a Class A director.

Mr. Cowen was appointed by the Board as a director of the Company and Vice Chairman of the Board in May 1996 and is Chairman of the Finance Committee. Mr. Cowen does not participate in management policy decisions other than as a director. He has been employed by TRC Companies, Inc., a publically held environmental engineering and consulting firm, since 1979 and has been its President since 1991 and a director on its board since 1987. From 1974 through 1979, he was employed by Price Waterhouse & Co. as a Audit Manager, and from 1982 through 1985, Mr. Cowen was a member of the Information Committee of the Board of Governors of the National Association of Securities Dealers Inc.
Since 1992, he has also served as a director of the U.S. Chamber of Commerce. Since 1992, Mr. Cowen has been providing consulting services to the Company under a consulting agreement. See "Director Compensation."

If Mr. Cowen becomes unavailable for election as a Class A director for any reason, which is not expected, proxies will be voted for a substitute nominee selected by the Board.

                                                                       30-Jan-97

THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS A COMMON STOCK VOTE FOR THE ELECTION OF MR. COWEN.

                                                                      30-Jan-97

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership

The following table sets forth information as of January 2, 1997 with respect to the Company's Class A and Class B Common Stock beneficially owned, directly or indirectly, by each of the Company's directors, executive officers and all of its directors and executive officers as a group.


                                                                                   PERCENT OF
                                                                                   VOTING POWER
                                                                                   REPRESENTED
                                              SHARES                               BY CLASS A          EXPIRATION OF
                                           BENEFICIALLY        PERCENT             AND CLASS B         CURRENT TERM
NAME                         AGE            OWNED (1)          OF CLASS            COMBINED (2)        AS A DIRECTOR
----                         ---       -------------------     --------            ------------        -------------

Myles M. Kranzler (3)(4)     68        Class A -   510,423       6.55%                   15.92%              1999
                                       Class B -   160,144      35.98

Bruce D. Cowen    (4)        43        Class A -   786,250       9.82                    12.08               1997
                                       Class B -    78,800      17.51

Edward J. Klinsport (3)(4)   49        Class A -   205,886       2.72                     1.95               1997
                                       Class B -     7,136       1.59

Alan J. Eisenberg (3)(4)     55        Class A -   185,145       2.45                     1.29               1998
                                       Class B -       282       0.06

Frank W. Newdeck (4)         51        Class A -    36,480       0.49                     0.31               N/A
                                       Class B -        --         --

Richard G. Kandrac           55        Class A -    86,895       1.17                     0.87               N/A
                                       Class B -     2,395       0.53

Richard J. Farrelly (4)      65        Class A -    56,520       0.76                     0.42               N/A
                                       Class B -        --         --

Alexander M. Adelson   (4)   62        Class A -   395,416       5.14                     3.16               1997
                                       Class B -        --         --

Alan S. Poole                69        Class A -    10,000       0.14                     0.08               1997
                                       Class B -        --         --

Directors and executive officers       Class A - 2,273,015      24.36                    33.21

as a group (9  persons) (3)(4)         Class B -   248,757      55.27

-----------------

    (1) Ownership of shares of Class A Common Stock reflected in the above table includes shares issuable upon (a) conversion of Class B Common Stock, (b) exercise of outstanding options and warrants to purchase Class A Common Stock, (c) conversion of Class B Common Stock issuable upon exercise of outstanding options to purchase Class B Common Stock, and (d) grants of options subject to being rescinded if the proposed amendements to the Discretionary Deferred Compensation Plan is not approved by the shareholders at the Annual Meeting. Ownership of Class B Common Stock included in the above table includes shares issuable upon exercise of outstanding options to purchase Class B Common Stock.

                                                                       30-Jan-97

(continued)

    (2) Assumes (a) exercises of options and warrants exercisable as of January 2, 1997, but not the conversion of Class B Common Stock to Class A Common Stock, and (b) exercisable options subject to being rescinded if the proposed amendments to the Discretionary Deferred Compensation Plan is not approved by the shareholders at the Annual Meeting.
    (3) Includes (a) as to Mr. Kranzler, 45,300 shares of Class A Common Stock and 62,823 shares of Class B Common Stock owned by his wife, (b) as to Mr. Klinsport, 10 shares of Class A Common Stock owned by his wife and 9,000 shares of Class A Common Stock issuable upon exercise of options held by his wife and (c) as to Mr. Eisenberg, 1,700 shares of Class A Common Stock and 282 shares of Class B Common Stock owned by his wife and children.
    (4) Includes as to (a) Mr. Kranzler, 271,893 shares; (b) Mr. Cowen, 565,000 shares; (c) Mr. Klinsport, 189,740 and 4,946 shares, (d) Mr. Eisenberg, 183,163 shares; (e) Mr. Farrelly, 55,520 shares;
         (f) Mr. Newdeck, 36,480 shares; (g) Mr. Adelson, 323,000 shares; and (h) all directors and executive officers as a group, 1,710,766 and 4,946 shares, of Class A Common Stock and Class B Common Stock, respectively, issuable upon the exercise of outstanding options or warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reporting forms filed with the Securities and Exchange Commission by officers and directors of the Company, and persons beneficially owning more than 10% of any class of capital stock of the Company, none of such officers, directors or 10% holders failed to file any such required reports on a timely basis during fiscal 1996, other than Mr. Adelson who filed one late form which described one transaction.

BIOGRAPHICAL INFORMATION

Biographical information about the Company's executive officers and directors other than the current nominees to the Board is set forth below.

MR. KRANZLER has been Chairman of the Board, President, Chief Executive Officer and a director since the Company's inception in 1966.

MR. EISENBERG has been employed by the Company since 1980 and became President of the Company's Medical Technology Division in 1994. He has been a Vice President of the Company since 1983 and is responsible for the Company's software activities. Mr. Eisenberg has been a director of the Company since 1992.

MR. NEWDECK has been employed by the Company since 1990 and became a Vice President in 1991, with responsibilities in the Company's Government Technology Division. Prior to joining the Company, Mr. Newdeck was General Manager of the Network and Information Security Division of Unisys Corporation.

MR. KANDRAC has been employed by the Company since 1969 and became a Vice President in 1983, responsible for manufacturing and purchasing.

MR. FARRELLY has been employed by the Company since 1988 and became a Vice President in 1992, responsible for corporate development. Mr. Farrelly was formerly General Manager of the Reentry Systems Division of General Electric Aerospace Company.

COMMITTEES OF THE BOARD

The Company has an advisory Audit Committee consisting of Messrs. Adelson and Poole, who are directors of the Company, and Owen B. Freeman, Chairman of the Board of Commonwealth State Bank and Penncore Financial Services Corp. This Committee had one meeting in fiscal 1996. The Committee's purpose is to confer with the Company's independent auditors, Deloitte & Touche LLP, and its Chief Financial Officer to evaluate the financial controls and practices of Base Ten and the plans for and results of the audit engagement.

The Company has a Compensation Committee presently consisting of all the members of the Board except Mr. Kranzler. This Committee had two meetings in fiscal 1996. The function of the Compensation

                                                                       30-Jan-97

Committee is to establish the compensation and benefits of all employees of the Company, including its officers.

The Company has a Stock Option Committee comprised of Messrs. Adelson and Poole. This Committee met four times in fiscal 1996. This Committee's purpose is to administer the Company's equity incentive plans.

The Company has a Finance Committee consisting of Messrs. Kranzler, Klinsport, Adelson and Cowen. The purpose of the Committee is to explore various financial alternatives relating to improving fiscal performance. The Committee met four times during the 1996 fiscal year.

The Board held 8 meetings during the 1996 fiscal year. Each member of the Board participated in at least 92% of all board and applicable committee meetings held during the period for which he was a director or committee member. The Company does not have a nominating committee.

Directors' Compensation

Directors who are not also officers, with the exception of Mr. Adelson and Cowen, are paid a per meeting fee for services as a member of the Board. Mr. Poole received $500 per meeting as nonmanagement director fees during fiscal 1996. Messrs. Adelson and Cowen are not paid for their services as a director, and directors who are also officers do not receive separate remuneration for their services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Compensation Committee consisted in fiscal year 1996 of all of the members of the board except Mr. Kranzler. Of these members, Messrs. Klinsport and Eisenberg are officers of the Company, and Messrs. Adelson and Cowen rendered consulting services to the Company pursuant to consulting agreements described below.

The Company has a consulting arrangement with Mr. Adelson providing for Mr. Adelson's transfer to the Company of intellectual property relating to radio tag technology and for various advisory services, including consulting on the Company's business, technical, marketing and related strategies, preparation of business plans and other specialized services that the Company may request. For his services under the agreement, Mr. Adelson has received specified fees, expense reimbursements and a five-year nontransferable option to purchase 36,000 shares of Common Stock at $4.00 per share, representing the market price on the date of grant. In April 1995, the agreement was renewed for three years. In connection with the renewal, the Company granted Mr. Adelson an additional five-year nontransferable option to purchase 36,000 shares of Class A Common Stock at $7 5/8 per share, representing the market price on the date of grant, and agreed to pay annual consulting fees of $50,000 plus monthly consulting fees of $10,000 in August 1995 and $15,000 from September 1995 through May 1997. Mr. Adelson is also entitled to 2 1/2% of the Company's net proceeds from sales of radio tag devices incorporating technology supplied by him. The total fees paid to Mr. Adelson under his consulting agreement in fiscal 1996 were $192,154.

The Company had a consulting agreement with Bruce D. Cowen, for a one-year term through March 1996, providing for financial consulting and other specialized services requested by the Company. Mr. Cowen received payments under the agreement aggregating $100,000 plus expense reimbursements and a five-year nontransferable option to purchase 20,000 shares of Class A Common Stock at $7 7/8 per share, representing the market price on the date of grant. The agreement was extended for an additional one-year term, entitling Mr. Cowen to a warrant to purchase 30,000 shares of Class A Common Stock at an exercise price of $10 1/4 per share and to quarterly fees of $6,250 plus expense reimbursements. The total fees earned by Mr. Cowen under his consulting agreement in fiscal 1996 were $19,100.

The Company has a financial advisory agreement with Messrs. Adelson and Cowen for consulting services on strategic opportunities, providing for success fees on any introduced acquisition or equity financing completed during the term of the agreement, subject to Board approval. The agreement provides for a cash fee equal to 2% of gross proceeds in a equity financing or, for an acquisition, 3% of pretax profits earned by the acquired operations over the three years after the transaction plus 1% of the consideration paid by the Company for the acquired operations. For either an equity financing or an acquisition, the agreement also

                                                                       30-Jan-97

provides for the issuance of warrants based on the terms of the particular transaction. In connection with the Private Placement in August 1996, Messrs. Adelson and Cowen each received an option to purchase 50,000 shares of Class A Common Stock at an exercise price of $10 per share, representing the market price on the date of grant, and a cash payment of $100,000 each.

As an incentive to serve on the Board of Directors, Mr. Cowen was granted a five-year warrant in May 1996 to purchase 100,000 shares of Class A Common Stock at an exercise price of $10 1/4 per share, representing the market price on the date of the grant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The Summary Compensation Table set forth below shows certain compensation information for the Company's Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities during the three fiscal years ended October 31, 1996, 1995 and
1994.   This information includes base salaries, bonus awards and long-term incentive plan payouts, the number of stock options and stock appreciation rights ("SARs") granted, and certain other compensation, if any, whether paid or deferred.
                              SUMMARY COMPENSATION TABLE

                     ANNUAL                        LONG-TERM
                     COMPENSATION                  COMPENSATION

                                                   Awards
                                                  ---------
Name  and                                          Options/       All Other (1)
Principal Position   Year      Salary    Bonus      SARs           Compensation
------------------   ----      ------    -----    ---------       --------------

Myles M. Kranzler,   1996     $220,000  $   --     50,000         $        --
President and        1995      123,310       --    25,000              42,308
Chief Executive
Officer              1994       52,000    9,000    21,000                  --

Edward J. Klinsport, 1996      195,061   10,000    50,000              29,012
Executive Vice       1995      105,002       --    30,000              39,363
President            1994      164,000    3,310    44,740               4,523

Alan J. Eisenberg,   1996      185,261       --    50,000              26,042
Vice President       1995      103,386       --    30,000              33,183
                     1994      148,000    6,670    43,280                  --

Richard J. Farrelly  1996      135,431       --        --               8,067
Vice President       1995       79,982       --    30,000              37,181
                     1994      117,000    7,284    10,520                  --

Frank W. Newdeck,    1996      135,700    3,080     2,000               9,233
Vice President       1995      101,993    4,620    15,000                  --
                     1994      128,000    7,120    19,480                  --

----------------------

(1) Includes interest paid on balance on individuals' deferred compensation, vacation entitlement payout, commissions and in 1996 amortization of employee loans.

                                                                       30-Jan-97

OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table shows information regarding grants of stock options made to the named executive officers during the fiscal year ended October 31, 1996, including grants under equity incentive plans, and in the case of Messrs. Kranzler, Klinsport and Eisenberg including grants of options subject to being rescinded if the proposed amendments to the Discretionary Deferred Compensation Plan is not approved by the shareholders at the Annual Meeting.. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions.




                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                         STOCK PRICE
                      NUMBER OF                % OF TOTAL                                                APPRECIATION FOR
                      SECURITIES               OPTIONS/SARS                                              OPTION TERM
                      UNDERLYING               GRANTED TO                                                -----------
                      OPTIONS/SARS             EMPLOYEES IN        EXERCISE OR BASE      EXPIRATION
NAME                  GRANTED  (1)             FISCAL YEAR         PRICE ($/SH)          DATE           5%             10%
----                  ------------             -----------         ------------          -------        --             ---

MYLES M. KRANZLER       50,000(2)                16.3%               101/4              4/17/2006      834,808   1,329,293

EDWARD J. KLINSPORT     50,000(2)                16.3%               101/4              4/17/2006      834,808   1,329,293

ALAN J. EISENBERG       50,000(2)                16.3%               101/4              4/17/2006      834,808   1,329,293

RICHARD J. FARRELLY         --                   --                  --                        --           --          --

FRANK W. NEWDECK         2,000                    0.6%               11 1/8             2/23/2006       36,243      57,711

-----------------------------

(1) CLASS A COMMON STOCK.
(2) SUBJECT TO BEING RESCINDED IF THE PROPOSED AMENDMENTS TO THE
    DISCRETIONARY DEFERRED COMPENSATION PLAN IS NOT APPROVED BY THE SHAREHOLDERS AT THE ANNUAL MEETING.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES. The following table summarizes for each of the named executive officers the number of stock options, if any, exercised during the fiscal year ended October 31, 1996, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options, if any, held at October 31, 1996 (including options granted under the Discretionary Deferred Compensation Plan which are subject to being rescinded if the amendments to the plan are not approved by the shareholders at the Annual Meeting) and the aggregate dollar value of in-the-money, unexercised options, if any, held at October 31, 1996. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year end is the difference between the exercise or base price and the fair market value of the underlying stock on October 31, 1996. On that date, the last sale prices of the Class A Common Stock and Class B Common Stock were $10 5/8 and $13 3/8, respectively. The values in the column Value of Unexercised In-The-Money Options/SARs at Fiscal Year End have not been, and may never be, realized. The underlying options have not been, and may not be, exercised, and actual gains, if any, on exercise will depend upon the value of the underlying stock on the date of exercise.

                                                                     30-Jan-97


                                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                           OPTIONS/SARS AT               OPTIONS/SARS AT
                   SHARES                                  FY-END                        FY-END
                   ACQUIRED ON         VALUE               ------                        ------
NAME               EXERCISE            REALIZED            EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
--------           ---------           ---------           -----------    -------------  -----------    -------------
Myles M. Kranzler
  Class A Common        --             $      --           221,893(1)     50,000(1) $    635,089        $    9,375
  Class B Common        --                    --                --               --           --                --

Edward J. Klinsport
  Class A Common        --                    --           139,740(1)     50,000(1)      547,505             9,375
  Class B Common        --                    --             4,946               --       51,315                --

Alan J. Eisenberg
 Class A Common         500                 4,375          133,163(1)     50,000(1)      530,840             9,375
 Class B Common         --                    --                --               --           --                --

Richard J. Farrelly
 Class A Common         --                    --            30,520        25,000         66,946                 --
 Class B Common         --                    --                --               --          --                 --

Frank W. Newdeck
  Class A Common        --                    --            24,480        12,000         55,354                 --
  Class B Common        --                    --                --               --          --                 --

(1) Includes grants of options subject to being rescinded if the proposed amendments to the Discretionary Deferred Compensation Plan is not approved by the shareholders at the Annual Meeting.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. Under their respective 1992 employment agreements, Messrs. Kranzler, Klinsport, and Eisenberg (the "Key Employees") are entitled to their respective salaries and benefits to the date of their termination if they are terminated for cause or if they voluntarily terminate their employment prior to the expiration of the term of their agreement, which is twelve months, automatically extended one month at the end of each month thereafter and terminable (unless otherwise terminated) by either party on twelve months' notice. If terminated without cause, the Key Employee is entitled to his salary and benefits to the date of termination and a termination payment equal to the highest annual combination of his base salary plus any bonus paid to the Key Employee during the five fiscal years ending before the date of termination. If the Key Employee is also entitled to payment upon termination pursuant to the change in control agreement described below, the termination provisions of the change in control agreement prevail.

The Company has entered into change in control agreements with Messrs. Kranzler, Eisenberg and Klinsport. The agreements provide that if, within three years after certain "changes of control" of the Company, the executive's employment with the Company is terminated by the Company other than for "cause," "death" or "disability" or by the executive for "good reason" (as defined in the change in control agreements), the executive will be entitled to receive, subject to certain limitations, a lump sum cash payment and hospital, medical and dental insurance benefits for three years following termination of employment, having an aggregate value equal to 2.99 times the total of average annual compensation and cost of employee benefits for the executive for the five years prior to the "change of control," subject to a maximum equal to the amount of the Company's permitted deduction under Section 280G of the Code. Each

                                                                       30-Jan-97

agreement is extended automatically from year to year unless the Company gives at least fifteen months' prior notice of its election not to extend the term.

REPORT OF COMMITTEES ON EXECUTIVE COMPENSATION. The Company's executive compensation program is designed to retain and fairly compensate its executives and to motivate them to maximize Base Ten's profitability. The compensation program consists of three key elements: a base salary, an annual incentive bonus and periodic grants of stock options.

Base Ten's compensation policies for its executive officers are administered by two committees of the Board. The Compensation Committee determines base salary and annual incentive bonuses, and the Stock Option Committee administers the Company's stock option plans.

BASE SALARY. Base salaries paid to executive officers, including the Chief Executive Officer (the "CEO"), are established at the beginning of each fiscal year based upon the Compensation Committee's assessment of (i) the recommendations of the CEO on officers, other then himself, (ii) the nature of the position and responsibilities of the individual, (iii) the contribution, experience and relative importance of the executive officer to the Company, (iv) executive salaries at comparable public and private manufacturing companies (without survey or similar data, and because the Company's most direct competitors for executive talent are not the companies included in the industry index used to compare the Company's shareholder returns, without reference to salaries at those companies), and (v) the Company's financial performance and success in meeting its strategic plans. In making its determinations, the Compensation Committee does not assign any specific weight to any of the foregoing factors, but rather considers the entire mix of factors in the aggregate and makes a subjective determination of what it considers to be appropriate salary level.

In order to improve financial performance, the Company implemented a cost reduction plan in 1995. Under the plan, each officer of the Company and its divisions worked for the minimum wage during a three month period beginning May 15, 1995. Each of these employees other than the CEO received three year loans equal to their relinquished salary, with interest at 6.5% annually. The Chairman and each of the Presidents of the Company's two divisions continued to work for the minimum wage for the balance of the fiscal year, and the division Presidents received three year loans for the additional relinquished salary. At October 31, 1996, the aggregate outstanding balance of the employee loans was $276,619. The Company expects that repayment of the loans will be effected over the course of their remaining terms by means of offsets against employee compensation in the form of bonuses.

ANNUAL BONUS. The annual incentive bonus portion of the Company's executive compensation program has been in effect in its present form since the beginning of fiscal 1992. Each executive officer, including the CEO, is eligible for an annual incentive bonus equal to a specified percentage of the Company's pre-tax profit, subject to minimum payments. The Committee believes that this favorably aligns the interests of management with the Company's shareholders by linking this portion of executive compensation directly with performance.

The particular percentage and minimum bonus awarded each executive officer, including the CEO, are established by the Compensation Committee at the beginning of each fiscal year based upon the Committee's assessment of (i) the factors employed to determine base salaries and (ii) the Compensation
Committee s general view (determined without survey data) of the competitiveness of the executive officer's total compensation, including both base salary and stock options. In making its determination, the Compensation Committee does not assign any specific weight to any of the foregoing factors, but rather subjectively considers the entire mix of factors in the aggregate. Accordingly, the annual incentive bonus awarded to an executive officer may vary from year to year. Annual incentive bonuses for fiscal 1996 were awarded to only two executive officers, as set forth in the Summary Compensation Table under the heading "Bonus."


STOCK OPTIONS. Like annual incentive bonuses, awards of stock options to executive officers, including the CEO, are intended to align an officer's interests with shareholder returns and the Company's stock market performance. Options are granted from time to time, but not necessarily annually, by the Stock Option

                                                                       30-Jan-97

Committee and the Board of Directors based on its assessment of (i) the factors employed to determine annual incentive bonuses but without regard to cost containment considerations and (ii) the amount and terms of stock options already held by the executive officer. In making awards, the Stock Option Committee does not assign any specific weight to any of the foregoing factors, but rather considers the entire mix of factors in the aggregate. In fiscal 1996, for services rendered to the Company, Messrs. Kranzler, Klinsport and Eisenberg each received options to purchase 50,000 shares of Class A Common Stock at an exercise price of $10 1/4 per share which are subject to being rescinded if the amendments to the Discretionary Deferred Compensation Plan are
not approved by the shareholders at the Annual Meeting.   Stock Options granted
to executive officers during fiscal 1996 are set forth in the Summary Compensation Table under the heading "Awards - Securities Underlying Options/SARs" and in the above table captioned "Option/SARs Granted in Fiscal 1996."
              COMPENSATION COMMITTEE        STOCK OPTION COMMITTEE
              Bruce D. Cowen                Alan S. Poole
              Edward J. Klinsport           Alexander M. Adelson
              Alan J. Eisenberg
              Alexander M. Adelson
              Alan S. Poole

PERFORMANCE GRAPH. The following graph shows changes over the past five years in the value of $100 invested on November 1, 1991 in the Company's Class A Common Stock, the NASDAQ National Market System Index and MG Industry Group 403. MG Industry Group 403, Electronic Controls and Instruments, is published by Media General Financial Services, P.O. Box 85333, Richmond, Virginia 23293 and is accessible through publications such as Industriscope and computer data bases such as Dialog and Dow Jones News Retrieval. MG Industry Group 403 includes both the Company's Class A Common Stock and Class B Common Stock.

                     COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG BASE TEN SYSTEMS, INC. CLASS A COMMON STOCK
                        NASDAQ MARKET INDEX AND MG GROUP INDEX

DOLLARS
500
450
400
350
300
250                               GRAPH
200
150
100
 50
  0
    1992           1993           1994           1995           1996

-------------------------------------------------------------------------------

    ---  BASE TEN SYSTEMS A            --|--     MG GROUP INDEX

    -O-  NASDAQ MARKET INDEX



                  COMPARISON OF CUMULATIVE TOTAL RETURN
             OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


Company                           1991      1992      1993      1994      1995      1996
-------                           ----      ----      ----      ----      ----      ----
Base Ten Systems Cl A              100    129.55    340.91    288.64    422.73    386.36
Industry Index                     100    108.05    136.25    154.02    217.44    180.67
Broad Market                       100     96.87    127.13    135.16    160.32    188.27

                        ASSUMES $100 INVESTED ON NOV. 1, 1991
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING OCT. 31, 1996

                                                                     30-Jan-97

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 1996, the following shareholders were, to the knowledge of the Company, the only beneficial owners other than directors of more than five percent of the outstanding shares of the Company's stock.



                        NAME AND ADDRESS OF      AMOUNT OF AND NATURE OF PERCENTAGE
TITLE OF CLASS          BENEFICIAL OWNER         BENEFICIAL OWNERSHIP (1) OF CLASS
--------------          ----------------         ------------------------ --------

Class B Common Stock    Mildred Kranzler              62,823 (2)          14.1%
                        173 Rolling Hill Rd.
                        Skillman, NJ 08558

Class A Common Stock    Mildred Kranzler              45,300 (2)           0.6%
                        173 Rolling Hill Rd.
                        Skillman, NJ 08558

Class B Common Stock    Herzog, Heine, Geduld, Inc.   28,895               6.5%
                        26 Broadway
                        New York, NY 10004

Class A Common Stock    Jesse L. Upchurch          1,196,500 (3)          16.2%
                        Upchurch Corporation
                        500 Main Street
                        Fort Worth, TX 76102

Class B Common Stock    Jesse L. Upchurch             53,900 (3)          12.1%
                        Upchurch Corporation
                        500 Main Street
                        Fort Worth, TX 76102

----------------

(1) Information in this table is based on Statements on Schedule 13D or 13G filed with the Securities and Exchange Commission.
(2) Mrs. Kranzler is the spouse of Myles M. Kranzler, Chairman of the Board, President and Chief Executive Officer of the Company. Excludes shares owned directly by Mr. Kranzler.
(3) Based on a Statement on Schedule 13D and a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC, represents (I) 968,200 shares of Class A Common Stock held directly by the Estate of Constance Upchurch, of which Mr. Upchurch is the executor and beneficiary (the Estate ), (ii) 209,900 shares of Class A Common Stock held by a corporation of which Mr. Upchurch is the sole stockholder, (iii) 18,400 shares of Class A Common Stock held directly by Mr. Upchurch, and (iv) 53,900 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock held directly by the Estate.

CERTAIN TRANSACTIONS

In October 1994, the Company completed a sale and leaseback of its headquarters and related real estate in Trenton, New Jersey with CKR Partners, L.L.C., an investment concern ("CKR"). The principals of CKR include Myles M. Kranzler, the Chairman of the Board, President and CEO of Base Ten, and Bruce D. Cowen, Vice Chairman of the Board and chairman of the Company's Finance Committee. The Company received $3.6 million for the property, of which $550,000 was retained by CKR as a security deposit due at the end of the 15-year lease term. The lease provides for annual rent of $560,000 for the first five years, $615,00 for the second five years and $690,00 for the last five years, with the Company retaining a repurchase option which may be exercised at any time at amounts declining to $3.5 million during the last five years of the lease. The Company received an opinion from The Talman Realty Group, independent

                                                                       30-Jan-97

financial advisors, that the terms of the transaction were fair to the Company and its stockholders from a financial point of view. Proceeds from the transaction were applied by Base Ten primarily to prepay its mortgage debt of approximately $2.8 million on the property.

Base Ten maintains a consulting arrangement and success fee arrangement with Messrs. Adelson and Cowen, directors of Base Ten. See "Compensation Committee Interlocks and Insider Participation" above.

Messrs. Klinsport and Eisenberg, the Presidents of the Company's two divisions, each have loans outstanding from the Company in the amount of $54,632.00 and $52,094.00, respectively. The loans are for three years equal to relinquished salary during the 1995 fiscal year, with interest at 6.5% annually. See "Report of Committee on Executive Compensation" above.

                                 PROPOSAL THREE
                     APPROVAL OF THE ADOPTION OF AMENDMENTS
                 TO THE DISCRETIONARY DEFERRED COMPENSATION PLAN

GENERAL. The Board of Directors is recommending for shareholder approval amendments to the Company's Discretionary Deferred Compensation Plan (the Deferred Plan) (i) to increase from 400,000 to 1,150,000 the number of shares of Class A Common Stock available for issuance pursuant to options granted under the Deferred Plan, and (ii) to change the definition of Committee to mean either the Board of Directors or a committee of non-employee directors selected by the Board of Directors. The amendments to the Deferred Plan were approved by the Board of Directors on January 22, 1997 and awards were granted on April 18, 1996 which, by their terms, will be rescinded if these amendments are not approved by the shareholders at the Annual Meeting. The purpose of the Deferred Plan is to encourage selected key employees of the Company to acquire a proprietary interest in the performance of the Company in order to promote long-term shareholder value by generating an increased incentive to contribute to the Company's future success, and enhancing the Company's ability to attract and retain individuals of exceptional managerial talent.

The following description of the Deferred Plan and the proposed amendments is qualified in its entirety by reference to Exhibit A, which is a copy of the Deferred Plan, marked to show the proposed amendments.

ELIGIBILITY FOR PARTICIPATION. Any employee of the Company with base annual earnings of more than $100,000, who by reason of job responsibilities is in a position to make a measurable contribution to the achievement of the Company's objectives as established from time to time, including employee directors and officers, and who is designated as a key employee by either the Board of Directors or a committee of non-employee directors selected by the Board of Directors, will be eligible for selection for awards under the Deferred Plan. The selection of key employees and award recipients will be entirely within the discretion of either the Board of Directors or a committee of non-employee directors selected by the Board of Directors.

In light of the flexibility in identifying key employees under the Deferred Plan, it is not possible to indicate the number, names and positions of employees who may from time to time be selected for participation in the Deferred Plan, or the extent of their participation. However, as of the date of this Proxy Statement, there are approximately 21 employees eligible to participate in the Deferred Plan. In addition, the Board of Directors has approved, subject to shareholder approval of the amendments to the Deferred Plan, the award of options to key employees as set forth in the following table:

                                                                       30-Jan-97

                              NEW PLAN BENEFITS(1)
                             BASE TEN SYSTEMS, INC.
                    DISCRETIONARY DEFERRED COMPENSATION PLAN

Name and Position                      Dollar Value(3)        Number of Units(1)
-----------------                      ------------           ---------------

Myles M. Kranzler, President           $     6.691               50,000 (2)

Edward J. Klinsport, Executive
  Vice President                             6.691               50,000 (2)

Alan J. Eisenberg, Senior Vice
  President                                  6.691               50,000 (2)

Richard J. Farrelly, Vice President          N/A                  N/A

Frank W. Newdeck, Vice President             N/A                  N/A

Executive Group                              6.691              150,000 (2)

Non-Executive Director Group                 N/A                  N/A

Non-Executive Officer Employee Group         N/A                  N/A

(1) Because the Deferred Plan has been in existence since 1993, awards were made prior to the date of this proxy statement. See the table on page 9 of this proxy statement entitled "Option/SAR Grants in Last Fiscal Year" for a summary of the option grants that were made to the above-listed officers of the Company under the Deferred Plan during the Company's last fiscal year. See the table on page 10 of this proxy statement entitled "Aggregated Option/SAR Exercised in the Last Fiscal Year and Year-End Option/SAR Values" for a summary of the options held by the above-named officers under the Deferred Plan and other plans established by the Company.

(2) Awards made on April 18, 1996, which are subject to recision if the amendments to the Deferred Plan is not approved by the shareholders at the Annual Meeting.

(3) Dollar value is shown on a per-share basis, calculated using the Black-Scholes option pricing model adapted for use in valuing executive stock options. The options were granted April 18, 1996 and the valuation thereof assumes a risk-free rate of 6.3% based on treasury issue with ten-year term on date of grant. All options were valued using volatility calculated based on daily closing prices for the year's worth of trading days prior to date of grant, without discount for vesting and without shortening the expected life of the option. There is no assurance that the value realized will be at or near the values estimated by the Black-Scholes model, which are based on a number of arbitrary assumptions. The actual value, if any, an individual may realize will depend on the excess of the market price over the exercise price on the date the option is exercised.

ADMINISTRATION AND AMENDMENT OF DEFERRED PLAN. The Deferred Plan is administered by either the Board of Directors or a committee of non-employee directors selected by the Board of Directors, which has the right to interpret the Plans' provisions, to determine key employees who are to receive options and the terms thereof, and to adopt rules and regulations necessary or advisable for the administration of the Deferred Plan. The determination of either the Board of Directors or a committee of non-employee directors selected by the Board of Directors concerning any matter arising under or with respect to the Deferred Plan is final, binding and conclusive on all interested persons.

The Board of Directors is authorized to amend the Deferred Plan so long as the amendment does not impair the rights of award recipients under outstanding options, but shareholder approval is required to (i) decrease the minimum exercise price or extend the maximum exercise period of an option, (ii) add to the persons eligible to receive options under the Deferred Plan an additional class of persons subject to the insider reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (iii) increase the number of shares issuable to such reporting persons under the Plan by more than 40,000 shares.

                                                                       30-Jan-97

TERM OF THE DEFERRED PLAN. Options granted under the Deferred Plan prior to the Plans approval by the shareholders at the 1994 Annual Meeting of the shareholders became effective on the date of shareholder approval. No options may be granted under the Deferred Plan after May 31, 2003.

SHARES SUBJECT TO THE DEFERRED PLAN. The number of shares of Class A Common Stock authorized to be issued prior to the amendments is 400,000 shares. If the amendments are approved by the shareholders at the Annual Meeting the number of shares of Class A Common Stock that may be issued under the Deferred Plan will increase to 1,150,000 shares. The number of shares that may be issued under the Plan is subject to adjustment in the case of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination to prevent dilution or enlargement of shares of Class A Common Stock subject to the Deferred Plan. All options which were awarded on April 18, 1996 were made at the exercise price of $10.25 per share which was the closing price of the Company's Class A Common Stock as reported on the NASDAQ National Market System on April 18, 1996.

OPTIONS UNDER THE DEFERRED PLAN. Options granted under the Deferred Plan include only nonqualified stock options and are subject to all the terms and conditions determined by either the Board of Directors or a committee of non-employee directors selected by the Board of Directors, except that the option price cannot be less than one hundred percent (100%) of the fair market value of shares of Class A Common Stock on the option grant date and no option shall be exercisable more than ten (10) years after it is granted.

Option holders seeking to exercise their options shall deliver to the Company a written exercise notice along with payment of the exercise price. Payment of the exercise price of an option shall be in cash, shares of the Company's Class A Common Stock or Class B Common Stock or other consideration in accordance with the terms of the Deferred Plan and any rules thereunder, valued at the time of exercise. Upon the exercise of an option under the Deferred Plan, the Board of Directors or the committee selected by the Board or Directors may, at its discretion, waive payment of the purchase price and in lieu of issuing shares of Class A Common Stock to the exercising optionee, direct the Company to pay to the exercising optionee in cash the difference between the purchase price under the option and the then fair market value of the shares of Class A Common Stock being purchased, less the amount of any federal or state income taxes owed by the exercising optionee or refund to be withheld in connection with such exercise.

BENEFITS UNDER THE DEFERRED PLAN. Benefits under the Deferred Plan are not transferable other than by will or by the law of descent and distribution, and are not subject to pledge or lien or levy of execution or attachment. If a person to whom benefits are due under the Deferred Plan is incompetent in the judgment of either the Board of Directors or a committee of non-employee directors selected by the Board of Directors, then the Board of Directors or such committee shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES. Options granted under the Deferred Plan are nonqualified options within the meaning of the Internal Revenue Code of 1986, as amended (the Code). The following brief summary reflects current interpretations of applicable federal income tax law relating to options issued under the Deferred Plan. The law is highly technical and complex; the following represents only a general summary of the applicable provisions.

A holder of nonqualified stock options under the Deferred Plan generally realizes no taxable income for federal income tax purposes at the time the option is granted. Ordinary income generally will be recognized by an optionee at the time shares of Class A Common Stock are transferred pursuant to the exercise of a nonqualified stock option. The amount of such income will generally be equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is deemed to have recognized ordinary income in connection with the exercise of an option, provided the Company deducts and withholds the amount of federal income tax required.

                                                                       30-Jan-97

ADJUSTMENT. If there is a change in the Class A Common Stock or options granted under the Deferred Plan through merger, consolidation, reorganization, recapitalization, stock dividend or stock split or combination, the number of shares of Class A Common Stock and price per share subject to such options shall be adjusted to prevent dilution or enlargement of such shares and options. Upon dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of Class A Common Stock receive securities of another corporation, outstanding options under the Deferred Plan shall terminate, but if no provision has been made for the substitution of new options for such outstanding options, the optionee shall have the right immediately before such significant corporate event to exercise his options in whole or in part, without regard to the date on which the options would be first exercisable.

CANCELLATION OF OPTIONS. Unless the terms of an option provide to the contrary, options granted under the Deferred Plan are subject to cancellation by the Company at the election of either the Board of Directors or a committee of non-employee directors selected by the Board of Directors at any time upon payment to the optionee of the excess of the then fair market value of the Class A Common Stock subject to the option over the exercise price of such option (or if the exercise price of the option exceeds the fair market value of the shares of Class A Common Stock subject thereto, without payment therefore).

INTEREST PRIOR TO ISSUANCE OF SHARES. No optionee under the Deferred Plan shall have any rights as a stockholder of the Company with respect to the shares subject to the option before the exercise of the optionees option.

NO CONTINUED EMPLOYMENT. Nothing contained in the Deferred Plan is intended to give any person the right to remain an employee of the Company.

REQUIRED VOTE. Approval of Proposal 3 will require the affirmative vote of a majority of the votes cast on Proposal 3 by the holders of Class A Common Stock and Class B Common Stock represented in person or by proxy voting as a single class, with each share of Class A Common Stock being entitled to one-tenth vote and each share of Class B Common Stock being entitled to one vote. Under New Jersey law, shareholders of the Company will not have dissenters or appraisal rights in connection with the approval of the Deferred Plan.

THE BOARD RECOMMENDS THAT THE HOLDERS OF THE CLASS A COMMON STOCK AND THE HOLDERS OF THE CLASS B COMMON STOCK VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE DISCRETIONARY DEFERRED COMPENSATION PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has designated Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for the 1997 fiscal year. This firm will be represented at the shareholders' meeting, may make a statement if it desires to do so, and is expected to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

                                                                       30-Jan-97

SHAREHOLDER PROPOSALS

SHAREHOLDERS, UPON WRITTEN REQUEST TO THE SECRETARY OF BASE TEN SYSTEMS, INC., ONE ELECTRONICS DRIVE, P.O. BOX 3151, TRENTON, NJ 08619, MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY S FISCAL YEAR ENDED OCTOBER 31, 1996.

Any shareholder proposals which meet the requirements of the Securities and Exchange Commission Proxy Rules and intended to be included in proxy material for consideration at the Company's 1998 Annual Meeting of Shareholders, must be received by the Secretary of the Company not later than October 10, 1997.



By order of the Board of Directors,



EDWARD J. KLINSPORT,
Executive Vice President and
Secretary

                                                                       30-Jan-97

                                                                       Exhibit A
                             BASE TEN SYSTEMS, INC.
                AMENDED DISCRETIONARY DEFERRED COMPENSATION PLAN

                                    PREAMBLE

    The purpose of the Base Ten Systems, Inc. Discretionary Deferred Compensation Plan is to attract and retain certain highly qualified managerial employees of Base Ten Systems, Inc. (the "Company") by providing that the COMMITTEE OR THE BOARD OF DIRECTORS of the Company may grant to certain key employees non-qualified options to purchase the Company's Class A Common Stock upon such terms and conditions as the COMMITTEE OR THE BOARD OF DIRECTORS deems prudent.

    1. DEFINITIONS. Except where the context otherwise requires, as used herein:

    Board of Directors means the Board of Directors of the Company;

    "Committee" means EITHER THE BOARD OF DIRECTORS OR the Stock Option Committee of the Board of Directors, which shall be composed of not fewer than two members of the Board of Directors to be appointed from time to time by such Board, which Committee members shall be NON-EMPLOYEE DIRECTORS within the meaning of Rule 16b under the Securities Exchange Act of 1934 (the 1934 Act);

    "Common Stock" means the Company's Class A Common Stock, par value $1.00 per share.

    "Company" means Base Ten Systems, Inc.;

    "Key Employee" means any employee of the Company with base annual earnings of more than $100,000, who by reason of job responsibilities is in a position to make a measurable contribution to the achievement of the Company's objectives as established from time to time pursuant to the Plan, and who has been designated as a Key Employee by the Committee;

    "Option" means a non-qualified option to purchase Common Stock;

    "Plan" means the Base Ten Systems, Inc. Discretionary Deferred Compensation Plan;

    2. ADMINISTRATION. The Committee shall have full power and authority, subject to the terms and conditions of the Plan, to administer the Plan, including the power to determine the Key Employees who are to receive Options and the terms thereof. In addition to such other authority which is granted to the Committee under the Plan, the Committee shall have the authority to approve the form of instrument by which each Option is granted, to waive or accelerate the vesting requirements under any Option granted pursuant to the Plan and to adopt rules and regulations necessary or advisable for the administration of the Plan. The determination of the Committee concerning any matter arising under or with respect to the Plan shall be final, binding and conclusive on all interested persons.

    3. PERIOD OF THE PLAN. The Plan has been adopted by the Board of Directors as of June 1, 1993. The Plan shall expire on May 31, 2003, after which time no Options may be granted under the Plan; provided, however, any Option granted under the Plan prior to such date may continue to be exercised by the holder thereof after such date until such time as the Option expires by its terms.

    4.   SHARES OF STOCK SUBJECT TO THE PLAN.

         (a) The stock that may be issued and sold pursuant to Options granted under the Plan shall not exceed, in the aggregate, 1,150,000 shares of Common Stock, provided that the number of shares of Common Stock that may be issued and sold pursuant to the Options under the Plan shall be subject to

                                                                       30-Jan-97

adjustment as provided in Section 4(b). Any shares of Common Stock subject to an Option which for any reason expires or is terminated unexercised, or which is cancelled by the Company under Section 7 of the Plan without payment therefor to the holder of the Option, may again be subject to an Option under the Plan.


         (b) In the event that there is any change in the Common Stock subject to the Plan or to Options granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination, the Board of Directors shall make such adjustments in the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock and price per share subject to outstanding Options in order to prevent dilution or enlargement of shares of Common Stock subject to the Plan and of Options. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation (each of the foregoing, a "Trigger Event"), outstanding Options shall terminate, provided that the holder of each Option shall, in such event, if no provision has been made for the substitution of a new option for such outstanding option, have the right immediately prior to such Trigger Event, to exercise the holders Options in whole or in part without regard to the date on which the Options would be first exercisable.

         (c) Upon any adjustment in the number or exercise price of shares subject to an Option, a new Option may be granted in place of such Option which has been so adjusted.

    5.   PRICE; PERIOD; NUMBER.

         (a) The exercise price of each Option granted under the Plan shall not be less than the fair market value of shares of Common Stock subject to the Option at the time of the grant thereof.

         (b) The period during which each Option shall be exercisable by the holder thereof shall be fixed in each case by the Committee in its discretion, subject only to the limitation that, by its terms, no Option shall be exercisable after the expiration of 10 years from the date it is granted.

         (c) The number of shares of Common Stock subject to each Option under the Plan shall be determined in each case by the Committee in its discretion.

    6. MANNER OF EXERCISE OF OPTION. Any Option granted pursuant to the Plan may be exercised only in the following manner:

         (a) the holder of such Option shall deliver to the Company written notice of exercise, accompanied, if then required by the Committee, by a representation that at the time of such exercise it is the holder's then intention to acquire the shares then being purchased for investment and not for resale; and

         (b) accompanying such notice of exercise shall be either (i) payment of the full purchase price under the Option of the shares of Common Stock then being purchased PLUS the amount of Federal income taxes owed by the exercising holder in connection with such exercise or (ii) certificates representing such number of shares of the Class A Common Stock or Class B Common Stock of the Company as shall have, at the time of exercise, a fair market value equal to the full purchase price under the Option of the shares of Common Stock then being purchased PLUS the amount of Federal income taxes owed by the exercising holder in connection with such exercise, which certificates shall be duly endorsed or accompanied by duly executed stock powers transferring such shares to the Company.

         (c) Upon exercise of an Option, the Committee may, at its election, waive the payment of the purchase price and, in lieu of issuing shares of Common Stock to the exercising holder of the Option, direct the Company to pay the exercising holder in cash the difference between the purchase price under the

                                                                       30-Jan-97

Option and the then fair market value of the shares of Common Stock then being purchased less the amount of any Federal income taxes owed by the exercising holder in connection with such exercise.

    7. REACQUISITION AND REISSUANCE OF OPTIONS. Unless the terms of any Option expressly provide to the contrary, the Committee, with or without the consent of the holder of the Option, may at any time cause the Company to cancel any outstanding and unexercised Option, or any portion thereof, upon payment to such holder of the excess of the then fair market value of the Common Stock subject to such Option over the exercise price thereof set forth in such Option. The Company may withhold from such payment any applicable taxes and other amounts. The shares of Common Stock subject to such Option so canceled in consideration for a cash payment to the holder, shall not again be available for an Option under the Plan. In the event that the exercisable price of a reacquired Option exceeds the fair market value of the shares of Common Stock subject thereto, such Option may be canceled by the Company without payment therefor. Shares of Common Stock subject to such Option which are reacquired without payment therefor to the holder, may again be subject to an Option under the Plan.

    8. INTEREST PRIOR TO ISSUANCE OF SHARES. No holder of an Option will have any rights as a stockholder of the Company until the exercise of the Option.

    9. GRANT OF OPTIONS. Options may be granted under the Plan at any time, or from time to time, as long as the total number of shares of Common Stock optioned or purchased under this Plan does not exceed 1,150,000 shares, subject to adjustment as provided in Section 4(b) of the Plan.

    10. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan at any time in such manner as it deems to be in the best interest of the Company; provided, however, that no such amendment shall impair the rights of any Key Employee under any outstanding Options, without the consent of such Key Employee, and provided further that, without such approval of the shareholders of the Company as may be required under applicable law for the approval of a plan pursuant to which stock options may be granted: (1) the total number of shares of Common Stock issuable to persons subject to Section 16 of the 1934 Act pursuant to the Plan shall not be increased by more than 40,000 shares except as provided in Section 4(b) of the Plan; (2) the exercise price of any Option shall not be reduced below the limits set forth in Section 5(a) of the Plan; (3) the period during which any Option may be exercised shall not be extended beyond the maximum period permitted by Section 5(b) of the Plan; and
(4) the class of employees eligible to receive Options under the Plan shall not be varied to add an additional class of persons subject to Section 16 of the 1934 Act.

    11.  MISCELLANEOUS.

         (a) Nothing contained in the Plan shall be deemed to give any Key Employee or other person the right to be retained in the service of the Company.

         (b) Except as specifically provided in the Plan, no person shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which such person may be entitled hereunder, otherwise than by will or by the laws of descent and distribution. Benefits under the Plan shall not be subject to levy of any execution, attachment or similar process. If a person to whom benefits shall be due under the Plan shall be or become incompetent in the judgment of the Committee, then the Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

         (c) To the extent any provision of the Plan or Option granted hereunder or any action by the Committee fails to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, such provision or action shall be deemed null and void to the extent permitted by law and advisable by the Committee.

         (d) Except to the extent preempted by federal law, this Plan shall be governed by the laws of the State of New Jersey.

A [X] Please mark your
     votes as in this
     example.

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR the election of directors and FOR proposal 3. In their discretion, the proxies are authorized to vote on such other business as may come before the meeting.


             FOR    WITHHELD                                                                              FOR     AGAINST   ABSTAIN
1. Election                     NOMINEES: Edward J. Klinsport      3. APPROVAL OF THE ADOPTION OF AN
   of         [   ]    [   ]              For a 3-year term           AMENDMENT TO THE COMPANY'S         [   ]     [   ]     [   ]
   Directors                              Alexander M. Adelson        DISCRETIONARY DEFERRED COMPENSATION
                                          For a 3-year term           PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES AND TO
   For, except vote withheld from the     Alan S. Poole               CHANGE THE DEFINITION OF "COMMITTEE" CONTAINED IN THE PLAN.
   following nominee.                     For a one-year term
                                                                      THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY
                                                                      THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS
                                                                      THEREOF.
_________________________


SIGNATURE(s) ____________________________________________________________________________________________________ DATE _____________
NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

CLASS B                     BASE TEN SYSTEMS, INC.                  CLASS B

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 20, 1997

  The undersigned hereby constitutes and appoints MYLES M. KRANZLER and ALAN J. EISENBERG, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Base Ten Systems, Inc. to be held at Four Seasons Hotel, 57 East 57th St., New York City, NY 10022 on Thursday March 20, 1997, and at any adjournments thereof, on all matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED BY THE PERSONS NAMED ABOVE AS PROXIES UNLESS YOU SIGN AND RETURN THIS CARD.


              (continued, and to be signed on other side)       [SEE REVERSE
                                                                     SIDE]

CLASS A                     BASE TEN SYSTEMS, INC.                  CLASS A

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 20, 1997

  The undersigned hereby constitutes and appoints MYLES M. KRANZLER and ALAN J. EISENBERG, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Base Ten Systems, Inc. to be held at Four Seasons Hotel, 57 East 57th St., New York City, NY 10022 on Thursday March 20, 1997, and at any adjournments thereof, on all matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED BY THE PERSONS NAMED ABOVE AS PROXIES UNLESS YOU SIGN AND RETURN THIS CARD.


              (continued, and to be signed on other side)       [SEE REVERSE
                                                                     SIDE]

A [X] Please mark your
     votes as in this
     example.

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR the election of director and FOR proposal 3. In their discretion, the proxies are authorized to vote on such other business as may come before the meeting.


             FOR    WITHHELD                                                                              FOR     AGAINST   ABSTAIN
2. Election                     NOMINEES: Bruce D. Cowan           3. APPROVAL OF THE ADOPTION OF AN
   of         [   ]    [   ]              For a 2-year term           AMENDMENT TO THE COMPANY'S         [   ]     [   ]     [   ]
   Director                                                           DISCRETIONARY DEFERRED COMPENSATION
                                                                      PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES AND TO
   For, except vote withheld from the                                 CHANGE THE DEFINITION OF "COMMITTEE" CONTAINED IN THE PLAN.
   following nominee.
                                                                      THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE
                                                                      SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.
_________________________


SIGNATURE(s) ____________________________________________________________________________________________________ DATE _____________
NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.